Exhibit 99.1

News Release Chesapeake Midstream Partners, L.P. P. O. Box 18355 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JULY 28, 2010

INVESTOR CONTACTS: DAVE SHIELS, CFO 405-935-6224 dave.shiels@chk.com	MEDIA CONTACT: JIM GIPSON (405) 935-1310 jim.gipson@chk.com

MIKE STICE, CEO

(405) 935-6134

mike.stice@chk.com

CHESAPEAKE MIDSTREAM PARTNERS, L.P. PRICES

INITIAL PUBLIC OFFERING OF COMMON UNITS

OKLAHOMA CITY, OKLAHOMA, JULY 28, 2010 – Chesapeake Midstream Partners, L.P. (NYSE: CHKM), a Delaware master limited partnership, announced today it has priced its initial public offering of 21,250,000 common units representing limited partner interests at $21.00 per common unit. The underwriters have been granted a 30-day over-allotment option to purchase up to an aggregate of 3,187,500 additional common units. The common units will begin trading on July 29, 2010, on the New York Stock Exchange under the symbol “CHKM.” The offering is expected to close on or about August 3, 2010.

Upon conclusion of the offering, the public will own approximately 15.1% of outstanding equity of CHKM, or 17.3% if the underwriters exercise in full their over-allotment option. Chesapeake Energy Corporation (NYSE: CHK) and Global Infrastructure Partners will each own a 41.45% limited partner interest in CHKM and will jointly own and control the general partner of CHKM. Any common units issued pursuant to the underwriters’ over-allotment option would result in a corresponding decrease in Global Infrastructure Partners’ ownership interest in CHKM. Any proceeds from such issuance would be distributed to Global Infrastructure Partners.

UBS Securities, LLC; Citigroup Global Markets Inc.; Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. BBVA Securities Inc.; BMO Capital Markets Corp.; Deutsche Bank Securities Inc.; Raymond James & Associates, Inc.; RBS Securities Inc.; Scotia Capital (USA) Inc.; BNP Paribas Securities Corp.; Comerica Securities, Inc.; Credit Agricole Securities (USA) Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities (USA), Inc.; Piper Jaffray & Co.; RBC Capital Markets Corporation; SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC are acting as co-managers for the offering.

The offering of these common units is being made only by means of a prospectus, copies of which may be obtained from any of the underwriters, including:

UBS Securities LLC Attn: Prospectus Department 299 Park Avenue New York, NY 10171 Toll free: 1-888-827-7275	Citigroup Global Markets Inc. Brooklyn Army Terminal Attention: Prospectus Dept. 140 58th Street, 8th floor Brooklyn, NY 11220 Toll free: 1-800-831-9146 batprospectusdept@citi.com	Morgan Stanley & Co. Incorporated Attn: Prospectus Dept. 180 Varick Street, 2nd Floor New York, NY 10014 Toll free: 1-866-718-1649 prospectus@morganstanley.com

A registration statement relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties, including, among others, our business plans may change as circumstances warrant and securities of CHKM may not ultimately be offered to the public because of general market conditions or other factors.

Chesapeake Midstream Partners, L.P. will own, operate, develop and acquire natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the company’s operations are currently focused on the Barnett Shale and Mid-Continent regions of the U.S.

Chesapeake Energy Corporation is one of the largest producers of natural gas and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash and various other unconventional oil plays. The company has vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.

Global Infrastructure Partners (“GIP”) is an independent infrastructure fund that invests worldwide in infrastructure assets in both OECD and select emerging market countries. GIP targets investments in single assets, and portfolios of assets and companies, in power and utilities, natural resources infrastructure, air transport infrastructure, seaports, freight railroad, water distribution and treatment and waste management. GIP has offices in New York and London, with an affiliate office in Sydney, Australia, and portfolio business operations headquarters in Stamford, Connecticut.

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